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Exhibit 21


                  Subsidiaries of ACT Teleconferencing, Inc.

                                 Name                    Jurisdiction of
                                 ----                     Incorporation
                                                          -------------

ACT Teleconferencing Services, Inc., formerly ACT        Minnesota, USA
Capital, Inc.

ACT VideoConferencing, Inc.,                             Minnesota, USA
formerly NBS, Inc.

ACT Research, Inc.                                       Colorado, USA

ACT Teleconferencing Canada Inc.                            Canada

ACT Teleconferencing Limited                             United Kingdom
(60% owned)

ACT Business Solutions Limited, formerly Multimedia      United Kingdom
and Teleconferencing Services Limited (96.7% owned)

ACT Teleconferencing France SA                               France

ACT Teleconferencing GmbH                                    Germany

ACT Teleconferencing BV                                    Netherlands

ACT Teleconferencing Belgium SA                              Belgium

ACT Teleconferencing (Pty) Limited                          Australia

ACT Teleconferencing Hong Kong Limited                      Hong Kong